UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 15, 2009

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 24, 2009, iGATE Corporation (the “Company”) notified The Nasdaq Stock Market, LLC (“Nasdaq”) that its Board of Directors was no longer comprised of a majority of independent directors as required by Rule 5605(b)(1) of the Nasdaq Listing Rules. As previously reported by the Company in its Current Report on Form 8-K filed on June 24, 2009, Ed Yourdon and Michel Berty resigned from the Company’s Board of Directors on June 24, 2009. On July 6, 2009, as previously reported by the Company in its Current Report on Form 8-K filed on July 8, 2009, Martin C. McGuinn was appointed to the Company’s Board of Directors, as well as its Audit and Compensation Committees. The Board of Directors has determined that Mr. McGuinn qualifies as an independent director under the Nasdaq Listing Rules.

In response to the Company’s notice, Nasdaq issued a deficiency letter to the Company on July 15, 2009, indicating that the Company fails to comply with the majority independent board requirement for continued listing set forth in Listing Rule 5605. The Company intends to regain compliance with the requirement that its Board of Directors have a majority of independent directors prior to the expiration of the cure period provided pursuant to Listing Rule 5605(b)(1)(A). This cure period will run through the earlier of the Company’s next annual meeting of stockholders or June 24, 2010, or, if the Company’s next annual meeting of stockholders is held before December 21, 2009, through December 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Sujit Sircar
Name:	Sujit Sircar
Title:	Chief Financial Officer

July 17, 2009